Exhibit 21
Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Changshu L&V Automobile Motion Co. Ltd.		100%	China
Chieng Yeng Ent. Co., Ltd.		100%	British Virgin Islands
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Crest-Foam Corp.	Industrial Components Group	100%	New Jersey
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Carpet Cushion Division
	Leggett & Platt Flooring Products
	S.C.S.
	Sleep Comfort Systems by Leggett & Platt
Dayspring Limited		100%	Isle of Man
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Eagan Products, LLC		100%	Delaware
Ecowave Fibre Limited		50%	Ireland
Elite Comfort Solutions LLC		100%	Delaware
Elite Comfort Solutions, Inc.		100%	Delaware
Foshan City Nanhai Chieng Yeng Plastic & Hardware Product Co., Ltd.		100%	China
Guangdong Zhaoqing L&V Co., Ltd.		100%	China
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
	Hanes Companies
	Hanes Companies - New Jersey
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries Division
	Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina
Hanes Companies, Inc.	Civ-Con	100%	North Carolina
	Civ-Con Products & Solutions
	DDD Erosion Control
	ERO-TEX

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Geo-Civ Products
	Geotex Supply
	Greenscapes Home and Garden Products
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries – Mississippi
	Hanes Industries Division
	Hanes Industries Division, Inc.
	Hanes Industries Engineered Materials
	Hanes Trading Company
	Hill Country Culvert
	Hill Country Culverts
	Hill Country Site Supply
	Ikex
	Interwoven
	Interwoven Group
	Jarex
	JMD Geo Components
	Lone Star Geo Products
	North American Textile
	North American Textiles
	North American Textile Component
	North American Textile Components
	VWR Textiles & Supplies
	Webtec
	West End Textiles Company
Hongkong Veilon Limited		100%	Hong Kong
Jiaxing Ellermann Asia Trading Ltd.		100%	China
JP&S Holdings Limited		100%	United Kingdom
JP&S Unlimited		100%	United Kingdom
Kayfoam Woolfson (Belfast) Limited		100%	United Kingdom
Kayfoam Woolfson Unlimited Company	Kayfoam Woolfson	100%	Ireland
Kintec-Solution GmbH		100%	Germany

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
L and C Windsor Cables Ltd.		100%	Canada
L and P Mexico, S. de R.L. de C.V.		100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	S. Africa
L&C Changsha Cable Industries Ltd.		100%	China
L&P Automotive (Korea) LLC		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive France SAS		100%	France
L&P Automotive Japan Ltd.		100%	Japan
L&P Automotive Luxembourg, S.à r.l.		100%	Luxembourg
L&P Cyprus (CAD) Limited		100%	Cyprus
L&P Cyprus (EUR) Limited		100%	Cyprus
L&P Cyprus (GBP) Limited		100%	Cyprus
L&P Cyprus (USD) Limited		100%	Cyprus
L&P Electric, Inc.		100%	Delaware
L&P Financial Services Co.	Hi Life Products	100%	Delaware
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Flooring Products
L&P German Holdings GmbH		100%	Germany
L&P Holdings, Inc.		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire	100%	Delaware
	Adcom Wire Company
	Consumer Products Group
	L&P Flooring Products
	Leggett & Platt Consumer Products Group
	Leggett & Platt Flooring Products
	Mary Ann Industries
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
	IDEA Center
	L&P Flooring Products
	L&P Home Furniture
	L&P PMC, Inc.

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Leggett & Platt Flooring Products
	Leggett & Platt Home Furniture
	Leggett & Platt West Coast Furniture
	Walk-On Products
L&P Real Estate Services, LLC		100%	Missouri
L&P Springs Denmark ApS		100%	Denmark
L&P Swiss Holding GmbH		100%	Switzerland
L&P Transportation LLC	L&P Global Supply Chain	100%	Delaware
	Leggett & Platt Global Supply Chain
L&P UK Holdings, LLC		100%	Delaware
L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong
L&V 5 México, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt (Bau Bang) Company Limited		100%	Vietnam
Leggett & Platt (Guangzhou) Co., Ltd.		100%	China
Leggett & Platt (Jiaxing) Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co., Ltd.		100%	China
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Asia Limited	L&P Global Supply Chain Solutions	100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Automotive India Private Limited		100%	India
Leggett & Platt Canada Co.	Canadian Furniture	100%	Canada
	Crown North America
	Crown-VMS
	Design Fabricators
	Design Fabricators/Fabricants de Design
	Globe Spring
	Hanes Engineered Materials
	Hanes Geo Components
	Hanes Geo Components/Geocomposites Hanes

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Hanes Industries
	L&P Automotive Group
	L&P Automotive Group London
	L&P Plastics
	L&P Plastics/Plastiques L et P
	L&P Work Furniture
	Leggett & Platt Automotive Group
	Leggett & Platt Work Furniture
	Leggettwood
	Leggettwood, Roberval
	Leggettwood, St-Germain
	Leggettwood, St-Nicolas
	Lenrod
	Lenrod - Hanes
	Lenrod Industries
	Lenrod Industries, a Division of Leggett & Platt Canada Co.
	Les Industries Lenrod
	Les Industries Lenrod, une Division de Societe Leggett & Platt Canada
	No-Sag Spring Company
	Northfield Metal Products
	Paris Spring
	Rothtex
	Schukra of North America
	Spruceland Forest Products
	Vehicle Management Systems
	VMS
	Westex
	Westex International
	Wiz Wire and Spring
Leggett & Platt Components Company, Inc.	Ark-Ell Springs	100%	Delaware
	L&P Carpet Cushion
	L&P Flooring Products
	L&P Home Furniture
	L&P Work Furniture
	Leggett & Platt Bedding
	Leggett & Platt Carpet Cushion
	Leggett & Platt Flooring Products
	Leggett & Platt Home Furniture
	Leggett & Platt Work Furniture
	Matrex

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Matrex Furniture Components
	Moiron
	Sackner
	Super Sagless Hardware
	Tupelo Sleeper
Leggett & Platt Components Europe Limited	L&P Springs UK	100%	United Kingdom
	Wellhouse
	Wellhouse Wire Products
Leggett & Platt Cyprus Holdings (CAD) Limited		100%	Cyprus
Leggett & Platt Cyprus Holdings (EUR) Limited		100%	Cyprus
Leggett & Platt Cyprus Holdings (GBP) Limited		100%	Cyprus
Leggett & Platt Cyprus Holdings (USD) Limited		100%	Cyprus
Leggett & Platt de Mexico, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt France		100%	France
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China
Leggett & Platt Ireland Holdings Limited		100%	Ireland
Leggett & Platt Office Components, LLC	L&P Work Furniture	100%	Delaware
	Leggett & Platt Work Furniture
	LP Cincro
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt U.K. Limited		100%	United Kingdom
Legplat, S. de R.L. de C.V.		100%	Mexico
LPI Michigan Realty LLC		100%	Delaware
LPT d.o.o.		100%	Croatia
Mangold Industries GmbH		100%	Germany
ORG PHC Midco, Inc.		100%	Delaware
Pacoma (China) Hydraulic Equipment Co., Ltd.		100%	China
Pacoma GmbH		100%	Germany
Pacoma Limited		100%	Hong Kong
Pacoma USA Inc.	L&P Hydraulics	100%	Pennsylvania

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Leggett & Platt Hydraulics
	Pacoma Hydraulic Technology
Peterson Chemical Technology, LLC		100%	Texas
Precision Hydraulic Cylinders (UK) Limited		100%	United Kingdom
Precision Hydraulic Cylinders, Inc.	L&P Hydraulics	100%	North Carolina
	Leggett & Platt Hydraulics
	PHC
	Precision Hydraulic
	Precision Hydraulic Cylinders
Precision Hydraulics Private Limited		100%	India
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex U.K. Limited		100%	United Kingdom
Schukra Berndorf GmbH		100%	Austria
SCI Parent, Inc.		100%	Delaware
Sponge-Cushion, Inc.	Tred-MOR	100%	Illinois
	Tred-MOR Floor Cushion and Acoustic Systems
Spuhl GmbH		100%	Switzerland
Sterling Steel Company, LLC	Leggett & Platt Rod & Wire	100%	Delaware
	Leggett & Platt Rod & Wire Group
Suncoast Lots 579, LLC		100%	Florida
TAG Environmental Inc.		51%	Federal Canadian Corporation
Terrafix Geosynthetics Inc.	Nilex	100%	Canada
	Geosynthetic System
	Terrafix Environmental Technology
Trio Line Polska sp. z o.o.		100%	Poland
Wuxi Leggett & Platt-Huaguang Automobile Parts Co., Ltd.		100%	China